UNITES STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 16, 2017

Dolphin Digital Media, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-50621	86-0787790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2151 Le Jeune Road, Suite 150-Mezzanine Coral Gables, FL	33134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 774-0407

Registrant’s facsimile number, including area code: (954) 774-0405

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                  Entry into a Material Definitive Agreement
Item 3.02                 Unregistered Sales of Equity Securities.

On February 16, 2017, Dolphin Digital Media, Inc., (the “Company”), entered into a subscription agreement with a private investor (the “Investor”), pursuant to which the Company issued and sold to the Investor 100,000 shares of the Company's common stock, par value $0.015 per share (the “Shares”), at a purchase price of $5.00 per Share.  The Company received $500,000 of gross proceeds as a result of the sale of Shares.

The Company issued the Shares in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Investor represented to the Company that such Investor was an “accredited investor” as defined in Rule 501(a) under the Securities Act and that such Investor’s Shares were being acquired for investment purposes.  The Shares have not been registered under the Securities Act and are “restricted securities” as that term is defined by Rule 144 promulgated under the Securities Act.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOLPHIN DIGITAL MEDIA, INC.

Date: February 23, 2017	By:	/s/ Mirta A. Negrini
Mirta A. Negrini
Chief Financial and Operating Officer